                                                                   EXHIBIT 10.13

Liveworld/WNI, Version of 2.5. 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 1

                        WEBTV NETWORKS, INC. - TALKCITY
                        CONTENT AND SERVICES AGREEMENT

     This Content and Services Agreement (the "Agreement") is between WebTV Networks, Inc., with an office at 2593 Coast Avenue, Mountain View, CA 94043 ("WNI") and Talk City, Inc., with an office at 307 Orchard City Drive, Suite 350, Campbell, CA 95008 ("TalkCity" or "TC") and sets forth the principal terms and objectives of the parties with respect to their agreement to feature TalkCity Content within the WebTV Network Service, effective as of July 19, 1998 (the "Effective Date").

THE OBJECTIVES

     WNI and TalkCity agree that their mutual goal is to work in partnership to integrate TalkCity's content (hereinafter called "TalkCity Content" and further described in Exhibit A) into the WebTV Network Service, such that both parties realize benefits from such presentation and utilization of TalkCity Content by WebTV Subscribers. It is agreed that by presenting TalkCity Content in a uniquely useful and appealing way to WNI's increasingly broad WebTV Subscriber base, that TalkCity will incur increased network traffic, presence and market appeal for its content and service offerings. It is further agreed that TalkCity Content will augment both the desirability and utility of the WebTV Network Service to its subscribers and further broaden the appeal of WebTV Product and WebTV Network Services.

     The parties, therefore, agree to the following terms, which support their mutual goals and agreements, though it is recognized that due to the newness of such endeavors and the evolving and increasingly competitive nature of the Internet that, in the enactment of this partnership, both parties will need to exert their reasonable commercial efforts in unanticipated ways to bring about the success of this Agreement, such as being prepared to engage in further discussion and negotiation of various emerging issues or unexpected conditions that need to be resolved between the parties as time passes and market assumptions are tested.

BASIC TERMS OF AGREEMENT

1. DEFINITIONS. All terms shall have the meanings normally associated with such terms unless otherwise defined in Exhibit A.
                                       ----------

2. OBLIGATIONS OF THE PARTIES. The parties shall perform the following obligations in fulfilling the terms and intent of this Agreement:

     WNI SHALL:

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     A.   Provide development guidance to TalkCity, commencing with a project manager to interface between WNI's various departmental teams and TalkCity, including as needed technical support, engineering contacts and information, marketing and product planning information and other support necessary to enable TalkCity to work and interface effectively with WNI.

     B. Feature TalkCity Content in the WebTV Network Service in a position of prominence based upon the mutual understandings described in Exhibit
                                                          ---------
          B.

     C. Provide information and feedback to TalkCity on its editorial needs and requirements, including, when available, user testing and/or survey results on the use of TalkCity Content by WebTV Subscribers, user complaints or problems (if any), and statistical information on usage and satisfaction levels of WebTV Subscribers, when available.

     D. Provide advance information on new tool features, capabilities or technical developments that would have an impact on TalkCity Content or on the format, structure, style or maintenance of TalkCity Content on or for the WebTV Network Service.

     E. Have sole responsibility and discretion for designing the framework and templates for chat services, and is responsible for implementing, maintaining, and hosting all of the "User Interface" for all chat pages, e.g. welcome, room directory, room list, guide/instructions/rules, and the chat rooms themselves.

     F. Provide TalkCity branding and space for advertising in WeBTV Service chat rooms that contain TalkCity Content. [Note: WNI to provide TC with latest UI design]

     G. Provide TC with a "service status communication channel" which reflects the status of the WebTV Network Service.

     TALKCITY WILL:

     H. Provide and maintain its own standards of moderation and editorial control over TalkCity Content featured on the WebTV Network Service.

     I. Have sole responsibility for hosting the TalkCity Content, including the IRC content in the chat rooms and the advertisements placed in the designated ad banner location(s) made available to TC through WNI's user interface on chat content pages only.

     J. Provide sufficient computing performance to service the demand placed upon the TalkCity Content by WNI Subscribers at the same or greater levels of performance provided by the WebTV Network Service as a whole.

     K. Serve, own, and control the HTML embed ads and accurately determine pageviews for calculating Revenue Sharing Terms according to Exhibit
                                                                       -------
          D.
          -

     L. Provide WNI a number of mutually agreeable databases, including but not limited to "Scheduled Rooms," and "Current Rooms." Scheduled Rooms shall be updated at least once per week (perhaps more frequently if possible). TC will provide more details on this implementation, including a hierarchy of the Scheduled Rooms

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          database within a mutually agreeable timeframe. TC will also provide a database of Current Rooms, updated every five (5) minutes, to reflect the chat rooms currently open, the room topic, and number of occupants in the room at any given time.

     M. Will sell, host and serve all ads to appear on WNI chat pages which contain TalkCity chat Content. Exceptions to advertising are described in Exhibit C.
             ----------

     WNI AND TALKCITY SHALL HAVE THE FOLLOWING MUTUAL OBLIGATIONS:

     N. Each party agrees to give the other party at least thirty (30) days prior written notice of proposed changes to the chat service(s), chat templates, test procedures, and require mutual approval on any changes implemented prior to deployment.

     O. Either party may request a fast response time (within give (5) business days) on "important" requests, which shall not occur more than twice per month.

     P.   Either party may request a faster response time (within twenty-four
          (24) hours during weekdays) on "emergency" requests, which shall not occur more than once per month.

     Q. TC and WNI's customer care teams will develop an online protocol to efficiently answer customer questions and/or redirect to the proper company and department.

     R. Both parties shall agree to perform their obligations as defined in "Featuring of Content" in Exhibit B and the "Technical Performance Standards" in Exhibit F, either of which may be modified from time to time upon mutual written consent of both parties.

3. GRANT OF RIGHTS. Subject to the terms and conditions of this Agreement, TalkCity grants to WNI a nonexclusive worldwide right and license to (i) copy, use, and Distribute excerpts of the TalkCity Content for the purpose of marketing, promoting and advertising WebTV Products and the WebTV Network Service and (ii) Distribute the TalkCity Content to WebTV Subscribers through the WebTV Network Service. Other than as specifically described in this Agreement, nothing else herein grants or shall be construed as granting to either party any licenses or other rights in, to or under the TalkCity Content, the WebTV Network Service, WebTV Products, WebTV Technology, or WebTV Subscribers, or any Intellectual Property Rights embodied therein.

4. REVENUE SHARING. WNI and TalkCity shall share revenue generated as a result of WebTV Subscriber and WebTV Product traffic on TalkCity Content pages as determined by usage originating from WebTV content or the <webtv.net> domain. TC acknowledges that most of the WebTV Subscriber links to TalkCity Content originate from within the WebTV Network Service, rather than the <webtv.net> domain, and therefore TC agrees to take appropriate measures to adequately monitor the traffic from WebTV Subscribers originating from any source. Revenue sharing shall be determined according to Exhibit D.
                                         ----------

5. PROMOTIONS AND CO-MARKETING. The parties agree to the types of marketing promotions, co-marketing opportunities, distribution, ownership and sharing of subscriber

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information and statistical data described in "Promotions and Use of Data"
according to Exhibit E.
             ----------

6. USER INTERFACE OWNERSHIP AND EDITORIAL CONTROL. The parties will cooperate to insure that the user interface will be of the highest quality in terms of style, graphics and functionality. Both parties shall retain ownership and control use of their respective marks, logos, look-and-feel, and any other proprietary materials, except that the parties agree that any unique look-and-feel developed for use with WebTV Products or the WebTV Network Service, is identifiable with WNI and shall be used exclusively for WNI. In addition, the parties agree that TalkCity shall maintain editorial control over TalkCity Content featured on the WebTV Network Service and shall use its reasonable commercial efforts to ensure that all TalkCity Content is of the highest quality and appropriateness for the WebTV Network Service, except that WNI shall have the right to object to materials which it deems inappropriate or objectionable (see "Objectionable Material" in the Definitions (Exhibit A) and in Featuring of Content (Exhibit B)), whereupon TalkCity agrees that such materials may be blocked, at WNI's expense, from viewing over the WebTV Network Service (if another solution cannot be agreed to).

7. CUSTOMER SUPPORT. TalkCity shall provide WNI with the following support services (the "Primary Support") within thirty (30) days after the execution of this Agreement, so that WNI may provide WebTV Subscribers with the necessary customer support (the "Secondary Support") for TalkCity Content: i) Answers to the most frequently asked questions (FAQs) and periodic updates as necessary;
ii) Direct basic training of WNI customer support personnel with respect to the TalkCity Content; iii) A 24-hour, 7-day-a-week live TalkCity support contact who shall be available to answer all reasonable questions and address problems regarding the operation of the TalkCity Content, and iv) Forwarding to a URL specified by WNI of all support and feedback-related e-mails from WebTV Subscribers to TalkCity on a monthly basis, or on a basis as mutually agreed upon by the parties. In the event that the TalkCity Content exceeds WNI's service capacity (approximately 25 calls per day or calls exceeding 20 minutes), WNI shall provide written notice to TalkCity of this problem and the two parties shall work together to resolve the problem within 48 hours. If the problem cannot be resolved within 48 hours, WNI reserves the right to remove TalkCity Content from WebTV Network Service(s) until the problem has been fixed.

8. TECHNICAL STANDARDS. The parties shall abide by the technical standards for response-time service, downtime, redundancy and failure procedures as enumerated in Exhibit F.
   ---------

9. CONFIDENTIALITY. The parties shall abide by the terms of the Non-Disclosure Agreement previously entered into between the parties on August 13, 1996. TalkCity authorizes WNI to provide Microsoft Corporation with the Confidential Information. WNI agrees that such Confidential Information will otherwise remain subject to the terms of the Non-Disclosure Agreement. WNI agrees further that the Confidential Information provided to Microsoft Corporation shall be delivered pursuant to the terms of the non-disclosure agreement entered into between Microsoft Corporation and WNI which prohibits the

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Effective as of 7/19/98                                               Page 5

disclosure by Microsoft Corporation of the Confidential Information for a period of five (5) years.

10.  INDEMNIFICATION AND LIMITS ON LIABILITY.

     A.   DISCLAIMER OF WARRANTIES.

          I. THE TALKCITY MARKS AND TALKCITY CONTENT ARE PROVIDED TO WNI AS IS WITHOUT WARRANTY OF ANY KIND. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE TALKCITY CONTENT ARE ASSUMED BY TALKCITY. TALKCITY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE TALKCITY CONTENT AND THE TALKCITY MARKS, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

          II. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT WNI MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO WEBTV PRODUCTS, WEBTV TECHNOLOGY, OR WEBTV NETWORK SERVICES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

     B.   INDEMNIFICATION.

          I. TalkCity agrees to hold harmless, indemnify and defend WNI, its officers, directors and employees, and its Affiliates and Distributors from and against any losses, damages, fines, product liability or transactions by TalkCity over WebTV Network Service(s) including, but not limited to, sales of products or services by Talk City or third parties for TalkCity, and expenses (including attorneys fees and costs) arising out of or relating to any claims that the TalkCity Content is false, libelous, defamatory, obscene, invades privacy, or infringes any third party Intellectual Property Rights.

          II. WNI shall defend, indemnify, and hold harmless TalkCity, its officers, directors and employees, from and against any losses, damages, fines and expenses (including attorneys fees and costs), whether required to be paid to a third party or otherwise reasonably incurred in connection with or arising from any claims, incurred or suffered by TalkCity, to the extent that the basis of such claims are that 1) WNI misrepresents to the public the features or capabilities of the WebTV Network Service; or 2) arising our of or relating to any claims that WNI has encoded and/or transmitted materials in violation of a third party's Intellectual Property Rights in such material. TalkCity agrees to
               (A) promptly notify WNI in writing of any indemnifiable claim and, at TalkCity's discretion, give WNI the opportunity to defend or negotiate a settlement of any such claim at WNI's expense, and
               (B) cooperate fully with WNI, at WNI's expense, in defending or settling such claims.

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     C.   LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER
          PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION LOST REVENUES OR PROFITS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT (INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE IN ADVANCE.

11. TERM. The term of the Agreement shall run for a period of twenty-four (24) months, beginning on the Effective Date of this Agreement, which term shall be subject to early termination if either party fails to perform its obligations under this Agreement or fails to cooperate to mutually accomplish the goals of this Agreement. Such right to terminate this Agreement may be effected by either party upon written notice to the other, providing a description of the failure to perform with a request for a cure within thirty (30) days, if such failure is of a material obligation, or with a request for a cure within sixty (60) days, if such failure is of a non-material obligation. The failure to remedy the default within the specified period may result in immediate termination of this Agreement by written notice sent from the offended party to offending party who has failed to cure material obligation(s) within the specified cure period.

          A. Sections 1, 9, 10, 11, 12 shall survive any termination of this Agreement.

12.  GENERAL PROVISIONS.

     A. NOTICES. Unless otherwise provided in this Agreement, all notices, required under this Agreement shall be in writing and shall be effective for all purposes upon receipt. Notices shall be sent to:

               WebTV Networks, Inc.           Talk City, Inc.

               2593 Coast Avenue              307 Orchard City Drive, Suite 350

               Mountain View, CA 94043        Campbell, CA 95008

               Attn: Suzy Brown               Attn: Daniel Paul

               Required Copy: Legal Department

     B. INDEPENDENT CONTRACTORS. In the course of performing under this Agreement, each of the parties will operate as, and have the status of, an independent contractor and will not act as or be an agent, co-venturer, employee or fiduciary of the other party.

     C. ASSIGNMENT. TalkCity shall not transfer or assign any rights or delegate any obligations under this Agreement (whether voluntarily or by operation of law)

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          without the prior written consent of WNI, except that TalkCity may assign this Agreement to a successor or entity in the event of a merger or acquisition of all or substantially all of TalkCity's assets. WNI shall have the right to transfer this Agreement, assign all of its rights and delegate all of its obligations hereunder, and disclose all Confidential Information to any Affiliate, and to any successor. WNI shall provide written notice to Talk City of any transfer within thirty (30) days of such transfer.

     D. SEVERABILITY. If any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, then such provision will, to the extent permitted by the court not be voided but will instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement will remain in full force and effect according to its terms.

     E. EXPORT CONTROL. Each party shall be responsible for insuring that it complies with all laws and regulations of the United States government relating to the export from the United States of content, technical information or technical data or products made using technical information or technical data or products received from the other party under this Agreement.

     F. GOVERNING LAW. This Agreement shall be governed by and construed under, and in accordance with, the laws of the State of California. The parties hereby submit to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement shall be brought in, the United States District Court for the Northern District of California or the state courts of the State of California for the County of Santa Clara.

     G. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement (including exhibits and schedules and the referenced Non-Disclosure Agreement) constitutes the entire Agreement of the parties concerning its subject matter and supersedes any and all prior or contemporaneous, written or oral negotiations, correspondence, understandings and Agreements respecting the subject matter of this Agreement.

     H. FORCE MAJEURE. Neither party shall be liable to fulfill its obligations under this Agreement, or for delays in performance, due to causes beyond its reasonable control including but not limited to acts of God, acts of omissions of civil or military authority, fires, strikes, floods, epidemics, riots, acts of war.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last written below:

     On behalf of                                 On behalf of
     WebTV Networks, Inc.                         Talk City, Inc.

     By: /s/ Signature Illegible                  By: /s/ Signature Illegible

     Name: John Matheny                           Name: Peter Friedman
                                                        --------------

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Liveworld/WNI, Version of 2.5, 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 8

     Title: Senior Director Software Products               Title: CEO
                                                                   ---

     Date:  10/16/98                                        Date: 10/9/98
            --------                                              -------

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Liveworld/WNI, Version of 2.5. 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 9

                        WEBTV NETWORKS, INC. - TALKCITY
                         CONTENT AND SERVICES AGREEMENT

                                   EXHIBIT A

                                  DEFINITIONS
                                  -----------

Except as defined below or as defined above within the body of the Agreement, all terms have their ordinary and regular meanings within the context of this Agreement

A. "AFFILIATE(S)" means (i) Microsoft Corporation and any wholly-owned subsidiaries of Microsoft Corporation, as of the date of this Agreement or hereafter, (ii) any persons or entities controlling, controlled by or under common control with WNI, such control being exercised through the ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting power of the shares entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter, and/or (iii) any entities formed by WNI under the laws of a foreign country for the purpose of operating all or a portion of WNI's business in that foreign country, as of the date of this Agreement or hereafter, who agree in writing to be bound by all the terms and conditions in this contract as if the Affiliate was WNI.

B. "DERIVATIVE TECHNOLOGY" or "DERIVATIVE" means: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

C. "DISTRIBUTE" means to reproduce, license, rent, lease, sell, broadcast, publicly display or perform, transmit or otherwise distribute.

D. "DISTRIBUTOR(S)" means WNI's licensees, subsidiaries, partners, Affiliates, and jointventures, who commercially manufacture or sell products or services containing or utilizing WebTV Technology to End Users.

E. "END USER(S)" means a person or business enterprise which acquires a WebTV Product for its ordinary personal or business purposes or use in its normal operations and not for resale or transfer to others in its ordinary course of business.

F. "INTERNET APPLIANCE" means any consumer electronics device, including televisions, cable boxes, satellite receivers, set-top boxes, game machines, telephone displays, or

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communication devices that connect to monitors capable of television display or dual mode monitors that functions as both a TV display and a computer monitor, that provides Internet access functionality.

G. "INTELLECTUAL PROPERTY RIGHTS (IPR)" are worldwide patent, trademark, trademark service mark, copyright, and trade secret rights.

H. "OBJECTIONABLE MATERIALS" include any TalkCity Content that: a) is factually inaccurate, misleading, deceptive, does not contain the most up-to-date version of TalkCity Content which is available from the TalkCity or is otherwise inappropriate for WNI's target market as determined exclusively by WNI; b) infringes or may be perceived as infringing any intellectual property rights; c) may be deemed to be libelous, defamatory, obscene or pornographic or which may violate other civil or criminal laws; including those regulating the use and distribution of content on the Internet and protection of personal privacy; d) if deemed objectionable for any reason for children by WNI, cannot be presented or utilized in such a way which allows access to such materials to be strictly limited to adult users of the WebTV Network; or e) upon presentation, generates complaints from WebTV Network subscribers such that WNI regards the continuing presentation of such content to be contrary to the overall goals of the WebTV Network.

I. "TALKCITY CONTENT" is the content provided by TalkCity available from the IRC server accessed at http://www.talkcity.com or other sources as mutually
                                  ------------
agreed upon in the future (collectively the "Chat Sources"). The chat content from the Chat Sources will be integrated and delivered on the WebTV Network Service.

J. "WEBTV NETWORK SERVICE(S)" means any and all hardware, software, multimedia content, and telecommunication interconnections that make up or are part of a WebTV-branded Internet service.

K. "WEBTV PRODUCT(S)" means all commercial products and/or services of WNI and/or its Distributors based upon or containing WebTV Technology, including without limitation, WebTV Units and WebTV Network Services.

L. "WEBTV SUBSCRIBER(S)" means an End User who is a paying subscriber of a WebTV Network Service. TalkCity understands and acknowledges that a WebTV Network Service allows multiple users to share the same WebTV Product and access the WebTV Network Service through the same account. For the purposes of calculating Revenue Sharing throughout this Agreement, each End User with a unique "user name" using a WebTV Network Service account shall be considered a single WebTV Subscriber.

M. "WEBTV TECHNOLOGY" means any and all technology, inventions, ideas, processes, know-how, methodologies, concepts, hardware, software and firmware, and the specifications therefor related to (i) the operation of and/or access to WebTV Network Services, including successor or alternative versions thereof or
(ii) WNI's current or future WebTV Units and other software and hardware products, services, and technologies, including WNI's

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"Reference Designs" for such products, services and technologies, together with all Intellectual Property Rights embodied therein or useful therewith, that WNI licenses, releases, or otherwise makes available to its Distributors (as defined herein) for any purpose, and to its End Users for commercial use, and/or distribution directly or indirectly by or through its Distributors.

N. "WEBTV UNIT(S)" means the device used by End Users that is comprised of hardware and/or software based upon WebTV Technology.

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                        WEBTV NETWORKS, INC. - TALKCITY
                         CONTENT AND SERVICES AGREEMENT

                                   EXHIBIT B

                              FEATURING OF CONTENT
                              --------------------

1. FEATURING OF TALKCITY CONTENT ON THE WEBTV NETWORK. WNI shall feature the TalkCity Content within the WebTV Network Service in such a way as to provide ready access to such content by WebTV Subscribers. Such access shall include access to TalkCity's Content for the Term of the Agreement.

2. OPTIMIZATION. TalkCity shall optimize TalkCity Content to work well in display and functionality with the WebTV Network Service and complement other WebTV Network Service features. TalkCity will cooperate with WNI to optimize TalkCity Content delivery based on user demographic information as maintained and provided by WNI.

3. FEATURED POSITION. TalkCity may provide self-promotions in the form of links to TalkCity's Home Page or Community chat pages through advertising according to Sections 2.0(k) and 2.0(m) in the main body of the Agreement. Access to TalkCity Content, however, shall remain within WNI's sole discretion. In the event of substantive changes in the character, quality or partnership performance of TalkCity, WNI may remove the link to TalkCity Content based on the notification period agreed to in this Agreement for removal of the TalkCity Content, should the issues remain unresolved by the parties.

4. OBJECTIONABLE MATERIAL. TalkCity shall ensure that TalkCity Content is accurate to reasonable standards, does not infringe third party Intellectual Property Rights, and is of high quality. At WNI's request, TalkCity shall provide support for one or more "KidSafe" access technologies selected and used by WNI. In addition, if WNI finds TalkCity Content objectionable, WNI shall forward a written explanation of its objection(s) to TalkCity. TalkCity shall review the objection(s) within 24 hours or first business day should the notification occur on a weekend or recognized holiday and work with WNI to determine a mutually agreeable solution to resolve the objection(s). WNI reserves the right, to be exercised in its sole discretion, to disconnect the TalkCity Content if, after 48 hours the parties do not reach a mutually agreeable solution. In all cases, TalkCity shall comply with all applicable laws and regulations governing the use and distribution of content on the Internet or World Wide Web.

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                        WEBTV NETWORKS, INC. - TALKCITY
                         CONTENT AND SERVICES AGREEMENT

                                   EXHIBIT C

                             ADVERTISING EXCEPTIONS
                             ----------------------

TalkCity shall sell and serve all advertising to appear in TalkCity Content with the following exceptions:

A. TalkCity may not serve any ads to WebTV subscribers for Internet Appliance products or services that are competitive to WNI, "WebTV Products," or the "WebTV Network Service" (collectively "WNI Competitors"). There are no restrictions on TC offering TC chat services to WNI Competitors; however, ads for such WNI Competitors shall not be served to WebTV Subscribers.

B. TalkCity may not serve any ads for products, software, or peripherals to WebTV subscribers for PCs since these are confusing to WebTV Subscribers who cannot use PC products with their WebTV Product(s) and/or WebTV Network Service(s).


C. TalkCity self-promotions to TC home or community chat pages are limited to Twenty Percent (20%) of the total ads placed per month by TalkCity in TalkCity Content which is accessed and visible to WebTV users. Any revenue generated by traffic driven by WebTV Subscribers or WebTV Products to any TC hosted chat pages, including without limitation, chat/home/community/shopping/transaction pages, shall be subject to Revenue Sharing Terms according to Exhibit D.
                                ----------

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

Liveworld/WNI, Version of 2.5, 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 14

                        WEBTV NETWORKS, INC. - TALKCITY
                         CONTENT AND SERVICES AGREEMENT

                                   EXHIBIT D

                             REVENUE SHARING TERMS
                             ---------------------

Revenue sharing between the parties will be provided as follows:

1. TYPES OF REVENUE. The categories of revenue generated by this Agreement to be included for revenue sharing shall include: advertising, sponsorship, and transaction revenue generated from TalkCity Content and WebTV Subscribers and/or WebTV Products.

2. PERCENTAGE SPLITS. The parties shall receive the following percentages of revenue generated as a result of WebTV Subscribers and/or WebTV Products accessing TalkCity Content. The split shall be based as a percentage of total traffic from WebTV Subscribers or WebTV Products as an overall percentage of all traffic to TalkCity Content.


3. ADVERTISING. TalkCity and WNI shall split the Gross Revenue of 65%/35% generated from advertisements placed in TalkCity Content with the higher amount going to the selling party.


4. TRANSACTIONS. TalkCity shall pay WNI 50% of Net Transaction revenue for transactions provided by third parties linked into TalkCity and for which TalkCity only acts as an agent to the transaction. The split shall be calculated based on traffic driven by WebTV Subscribers and WebTV Products to TalkCity transaction areas as a percentage of all the overall traffic in the TalkCity shopping area.


TalkCity shall pay WNI 7.5% of Net Transaction revenue for transactions occurring in the TalkCity store which offers TalkCity branded merchandise and where TalkCity is responsible for the procurement of the goods, order taking, and fulfillment of the goods.

5. STATEMENTS. WNI and TalkCity shall each receive an annual statement of revenues, the calculation of the percentages, payments made and a verification of accuracy from an officer of the other party regarding the revenue share payments and report. Either party may elect to perform an audit of such revenue sharing calculations at its own expense, which audit costs shall be borne by the other party, should the originating party's payments differ by more than 10% of the audited result.

6. PAYMENTS. TalkCity shall provide WNI with a written statement setting forth the gross advertising revenue received and collected during each calendar quarter within thirty (30) days of the last day of such quarter, and shall pay WNI its share of the advertising revenue collected at such time. All payments shall be mailed to WNI at the address set forth

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

Liveworld/WNI, Version of 2.5, 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 15

above, attention Finance Department. Collection of advertising receivables shall remain the sole responsibility of TalkCity. Late payments shall be charged interest at a rate of one-and-one half percent (1.5%) per month, or the maximum rate allowed by law, whichever is less.

7. SALE OF ADVERTISING INVENTORY. TalkCity will use the same reasonable commercial efforts to sell advertising on TalkCity Content web sites that are accessed through the WebTV Network Service that TalkCity uses to sell advertising on TalkCity's web sites not on the WebTV Network Service. WNI will have the option to sell TalkCity's advertising inventory on TalkCity Content web sites that are accessed through the WebTV Network Service. WNI will give TalkCity 30 days written notice of its intent to exercise such option. During this 30-day notice period the parties will use reasonable commercial efforts to determine the methods and guidelines to enable WNI to sell TalkCity's advertising inventory on TalkCity Content web sites that are accessed through the WebTV Network Service. If the parties cannot mutually agree upon such methods and guidelines, WNI may terminate the Agreement as per Section 11.

8. TRANSACTIONS. TalkCity will be solely responsible for all aspects of transactions made by WebTV Subscribers arising or relating to TalkCity Content including, but not limited to, merchandising, fulfillment, warranties, and customer service arising or relating to TalkCity Content.

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

Liveworld/WNI, Version of 2.5, 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 16

                        WEBTV NETWORKS, INC. - TALKCITY
                         CONTENT AND SERVICES AGREEMENT

                                   EXHIBIT E

                           PROMOTIONS AND USE OF DATA
                           --------------------------

1. PROMOTIONS/CO-MARKETING. The parties agree to the following types and schedules of marketing promotions and co-marketing opportunities:

     A.   On-line promotions of TalkCity Content on the WebTV Network Service.

     B.   On-line promotions of the WebTV Network Service on TalkCity Content.

     C. Both parties agree to make reasonable commercial efforts to include the other party in promotions. Promotions may include without limitation demonstrations of the TalkCity Content and the WebTV Network Service and WebTV Products at trade shows, in marketing brochures, on television and in print advertising campaigns. Such promotions may include without limitation screen shots displaying WNI or TalkCity logo, and/or screen shots of TalkCity Content displayed on the WebTV Network Service.

     D. Both parties agree to promote each other's brand name products and services, e.g. such that when either party markets chat content and/or services for Internet Appliances, each will make commercially reasonable efforts to mention TalkCity chat Content, WebTV Products, and WebTV Network Service.

     E. Both parties agree to make reasonable commercial efforts to promote and/or feature key segment events of TalkCity Content within the WebTV Network Service, e.g. TalkCity will notify WNI in advance of popular content, such as hosting a celebrity chat session with Jennifer Aniston from the television show "Friends," and WNI would consider promoting this event at a higher level within the WebTV Network Service where a greater number of WebTV Subscribers would be exposed to this information.

2.  INDIVIDUAL USER DATA AND USAGE.

     A. OWNERSHIP. Any individual user data previously owned by WNI or TalkCity will remain the property of that party. No rights or interests of any nature in or to such data are transferred or granted hereunder, however, any information directly gathered by TalkCity on WebTV Subscribers or WebTV Products shall be co-owned by WNI. TalkCity shall share any and all information gathered on WebTV Subscribers and WebTV Products, in the aggregate form, to WNI upon WNI's request.

     B. STATISTICAL INFORMATION. WNI and TalkCity agree to share, via secure electronic transfer, (i) from WNI, such aggregated statistical information, taking into account privacy issues, regarding the breakdown of WebTV Subscribers who access the

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Liveworld/WNI, Version of 2.5. 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 17

          TalkCity Content web site and (ii) from TalkCity such information regarding traffic and usage patterns of the TalkCity Content Web site. TalkCity shall provide information to WNI regarding WebTV Subscriber usage statistically as well as specific subscriber feedback of the TalkCity Content when available.

     C. DISTRIBUTION. In order to ensure the high-quality delivery of the TalkCity Content, TalkCity further agrees that WNI and its network service providers may cache, where practical, the TalkCity Content on WNI's servers and consents to such caching. TalkCity will track information regarding the number of ad impressions and click-throughs and share this data with WNI on a commercially reasonable basis.

     D. PROHIBITED USAGE. TalkCity may not use, sell nor distribute to any third party any specific information about WebTV Subscribers or WebTV Products without the express prior written consent of WNI. WNI may not use, sell nor distribute to any third party any specific information collected and provided by TalkCity to WNI about WebTV Subscriber's interaction with TalkCity Content without the express written consent of TalkCity. TalkCity may not directly solicit, outside of TalkCity's marketing efforts within the TalkCity service or through advertisements appearing in TalkCity service, individual WebTV Subscribers without the express written consent of the WebTV Subscriber. Aggregated statistical information about WebTV Subscribers is to be considered Confidential Information of WNI under the Non-Disclosure Agreement previously signed by the parties and as such may not be used, sold or distributed to other parties by TalkCity, except as an indistinguishable part of aggregated statistical information about the TalkCity Web site's overall user base. TalkCity may not direct market products or TalkCity services, except through its normal marketing or through advertising appearing in the TalkCity service, to WebTV Subscribers or allow any third party to direct market products or services to WebTV Subscribers without the express written consent of WNI. WNI maintains the right to change its policies regarding privacy issues for its users and the sharing of WebTV Subscriber information with TalkCity. Any such changes shall remain in conformance with industry standards for privacy on the Internet.

WEBTV NETWORKS. INC. AND LIVEWORLD CONFIDENTIAL

Liveworld/WNI, Version of 2.5. 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 18

                        WEB TV NETWORKS, INC. - TALKCITY
                         CONTENT AND SERVICES AGREEMENT

                                   EXHIBIT F

                        TECHNICAL PERFORMANCE STANDARDS
                        -------------------------------

The following performance standards will be upheld for the term of the Agreement.

1. EQUIPMENT. TalkCity will host the TalkCity Content on the TalkCity Web site. The TalkCity Web site, and the software, hardware, server IP address(es), domain name(s), communications links and all other equipment used in connection with the TalkCity Web site, shall be operated, maintained, provided, obtained and supported, as the case may be, by TalkCity, with the exception of the user interface content and architecture for all WebTV chat services including chat rooms which contain TalkCity Content, will be hosted by WNI on the WebTV Network Service.

2. ESCALATION PROCEDURES. The parties mutually agree to meet the highest level of technical performance standards. The parties shall provide each other with a technical contact person including name and telephone number for 24 hours a day, seven days a week availability. In addition, if WNI finds TalkCity Content is not meeting the appropriate level of technical performance, WNI shall forward a written explanation of the technical performance issue(s) to TalkCity. TalkCity shall review the technical performance issue(s) within 24 hours and work with WNI to determine a mutually agreeable solution to resolve the technical performance issue(s). WNI reserves the right, to be exercised in its sole discretion, to disconnect TalkCity Content if, after 48 hours the parties do not reach a mutually agreeable solution.

3.   NOTIFICATION OF MODIFICATIONS.

     A. TALKCITY MODIFICATIONS. If TalkCity desires to modify the general subject matter or the technical specifications of the TalkCity Content in any material respect, TalkCity shall notify WNI at least thirty
          (30) days prior to implementing such a modification, where possible and applicable. If, after the modification of the TalkCity Content, the original description or the technical characteristics of the TalkCity Content is no longer accurate or does not meet the Technical Performance Standards, WNI may thereafter, at its option (i) remove the TalkCity Content from the WebTV Network Service until the TalkCity Content conforms to such description; or (ii) terminate this Agreement upon notice to TalkCity.

     B. WNI MODIFICATIONS. If WNI intends to modify the technical characteristics of the WebTV Network Service, WNI shall notify TalkCity at least thirty (30) days prior to such modification of the TalkCity Content, if feasible under the circumstances. TalkCity shall use commercially reasonable efforts to conform the TalkCity Content to such modified

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Liveworld/WNI, Version of 2.5. 10/7/98  TalkCity Content and Services Agreement
Effective as of 7/19/98                                               Page 19

          technical characteristics within thirty (30) days from its receipt of such notice. If, after the modification of the WebTV Network Service, the original description or the technical characteristics of the WebTV Network Service do not allow access to TalkCity service according to Section (c) in "Advertising Exceptions" of Exhibit C, TalkCity may
                                                     ---------
          thereafter, at its option terminate this Agreement as per Section 11 of the Agreement.

WEBTV NETWORKS, INC. AND LIVEWORLD CONFIDENTIAL